Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in this Amendment No. 4 to Registration Statement (Form S-3) and related Prospectus of Pixelworks, Inc. for the registration of common stock and to the incorporation by reference therein of our report dated March 8, 2023, relating to the consolidated financial statements, which appears in Pixelworks, Inc. Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ ArmaninoLLP

San Ramon, California

February 9, 2024